                                   EXHIBIT B

                            JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 12th day of May, 1999.


                                       The TCW Group, Inc.

                                       By: /s/ Susan M. Marsch
                                           -------------------------------------
                                           Susan M. Marsch
                                           Authorized Signatory




                                       Robert Day

                                       By: /s/ Susan M. Marsch
                                           -------------------------------------
                                           Susan M. Marsch
                                           Under Power of Attorney dated
                                           March 31, 1999, on File with
                                           Schedule 13G for Hibbett Sporting
                                           Goods, Inc. dated April 8, 1999.


                                      B-1